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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
South Carolina Community Bancshares, Inc.
Winnsboro, South Carolina

We consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of Union Financial Bancshares, Inc. on Form S-4 of our report dated July 23, 1999 relating to the consolidated balance sheets of South Carolina Community Bancshares, Inc. and Subsidiary as of June 30, 1998 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Registration Statement.



                              /s/ Crisp Hughes Evans LLP
                              -----------------------------------------------
                              Crisp Hughes Evans LLP



Asheville, North Carolina
September 24, 1999